Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Plymouth Industrial REIT, Inc. on Form S-3 (File No. 333-226438) and Form S-8 (File No. 333-251104) of our report dated February 26, 2020, with respect to our audit of the consolidated financial statements as of December 31, 2019, which report is included in this Annual Report on Form 10-K of Plymouth Industrial REIT, Inc. for the year ended December 31, 2020.

/s/ Marcum llp

Marcum llp

Boston, Massachusetts

February 25, 2021